Exhibit 99.1


[ILINC COMMUNICATIONS LOGO]


CONTACT:      JAMES M. POWERS, JR.
              PRESIDENT AND CHIEF EXECUTIVE OFFICER
              (602) 952-1200

              JAMES L. DUNN, JR.
              SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
              (602) 952-1200


                         ILINC COMMUNICATIONS ANNOUNCES
                       FISCAL 2006 SECOND QUARTER RESULTS
                  --------------------------------------------

        COMPANY REPORTS RECORD EARNINGS FROM OPERATIONS AND RECORD EBITDA

SECOND FISCAL QUARTER HIGHLIGHTS

         o Added 96 new Web and audio conferencing customers during the quarter

         o Earned revenues of $3.0 million, an increase of 10% over the same three-month period last year

         o    Achieved record EBITDA(1) of $800,000

         o Posted earnings from operations of $312,000, a $1.7 million improvement over the same three-month period last year

PHOENIX, Arizona (November 3, 2005) - iLinc Communications, Inc. (AMEX:ILC), developers of Web conferencing software and audio conferencing solutions, today announced results for its second fiscal quarter ended September 30, 2005.

Revenues increased 10% to $3.0 million for the three months ended September 30, 2005, when compared with revenues of $2.7 million for the same three-month period last year. The Company reported a net loss of $521,000, or $0.02 per basic and diluted share, which includes approximately $510,000 of one-time non-cash expenses arising from the conversion of debt to equity during the period. This compares with a net loss of $1.8 million, or $0.08 per basic and diluted share, during the three months ended September 30, 2004. The Company also reported EBITDA1 of $800,000 for the three months ended September 30, 2005, an improvement of $1.7 million over the same three-month period last year.

Revenues increased 21% to $5.7 million for the six months ended September 30, 2005, when compared with revenues of $4.7 million for the six-month period last year. The Company reported a net loss of $1.4 million, or $0.06 per basic and diluted share, which compares with a net loss of $3.3 million, or $0.15 per basic and diluted share, during the six-month period last year.

"I am very pleased to report that we made significant progress in revenue growth, operating cost reduction, and earnings from operations improvement," commented James M. Powers, Jr., president and chief executive officer of iLinc Communications. "During the quarter, we continued to grow revenues with sales within our well-established and notable customer base while also adding 96 new Web and audio conferencing customers. We successfully reduced our debt burden through the conversion of debt and reduced other liabilities improving our overall financial health. We implemented a cost reduction program that provided meaningful results in the quarter while still investing in sales and marketing efforts to drive ahead revenues."

James Dunn, Jr., senior vice president and chief financial officer of iLinc Communications, said, "iLinc has one of the finest software products and most flexible licensing arrangements, making us well positioned in this sustained growth industry. With that opportunity in mind, we felt it important that we focus on operating profit improvement and balance sheet gains. We worked hard during the quarter to drive down costs while sustaining revenue growth.


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iLinc Announces Second Quarter Results
Page 2
November 3, 2005


To that end, we were pleased to post earnings from operations of $312,000 that were the result of an overall reduction in overhead, liability adjustments from the Glyphics transaction and a return to a more normalized revenue base. We expect to see continued, but more modest gains in overhead reduction and revenue advances as we strive to obtain profitability on a net income basis this fiscal year."

Dr. Powers continued, "We are committed to continued bottom line improvement while sustaining revenue growth and continued product development. We expect to launch version 8.0 of our Web conferencing software in December that will enhance an already robust feature-rich software product. We remain uniquely positioned to take advantage of the rapid growth projected in the Web conferencing industry and, especially, in the software purchase segment of the industry. We are encouraged by our ability to win customers from larger competitors by leveraging our competitive advantages. As we seize on those competitive advantages, we expect to see continued revenue growth in combination with continued improvement to our bottom line."

Guidance

The following contains forward-looking guidance regarding iLinc's financial outlook. The following statements are based on current expectations.

For the third quarter of fiscal 2006 ending December 31, 2005, iLinc anticipates revenues in the range of $3.2 to $3.3 million. With these projected revenues, we anticipate turning profitable on a net income basis in the third fiscal quarter.

A listen-only simulcast and a recording of iLinc Communications' second quarter fiscal year 2006 conference call will be available online through the Company's Web site at www.iLinc.com beginning at 11:00 a.m. Eastern time on November 3, 2005.

(1) Explanation of EBITDA, Non-GAAP Financial Measure
We report EBITDA, a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss), cash flows, or other measures of financial performance prepared in accordance with GAAP.

ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio (phone) conferencing services for highly secure and cost-effective collaborative meetings, presentations, and training sessions. The Company enables customers to purchase and own iLinc Web conferencing software, which can be installed inside of a customer's network or hosted by iLinc. Our products and services include the iLinc Suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Audio Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based Company may be found on the Web at www.ilinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE WEB CONFERENCING AND AUDIO CONFERENCING MARKET IN GENERAL, THE COMPANY'S NEED FOR WORKING CAPITAL, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE


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iLinc Announces Second Quarter Results
Page 3
November 3, 2005


COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.


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iLinc Announces Second Quarter Results
Page 4
November 3, 2005


                                  ILINC COMMUNICATIONS, INC., AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (UNAUDITED)
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                SEPTEMBER 30,            SEPTEMBER 30,
                                                             --------------------    --------------------
                                                               2005        2004        2005        2004
                                                             --------    --------    --------    --------
Revenues
   Software Licenses .....................................   $    751    $    746    $  1,273    $  1,635
   Software and audio services ...........................      1,711       1,420       3,411       2,131
   Maintenance and professional services .................        543         568         994         939
                                                             --------    --------    --------    --------
       Total revenues ....................................      3,005       2,734       5,678       4,705

Cost of revenues
   Software Licenses .....................................         --          37          32          79
   Software and audio services ...........................        796       1,096       1,879       1,620
   Maintenance and professional services .................        185         269         298         382
   Amortization of acquired developed technology .........        108         125         227         202
                                                             --------    --------    --------    --------
       Total cost of revenues ............................      1,089       1,527       2,436       2,283
                                                             --------    --------    --------    --------

Gross profit .............................................      1,916       1,207       3,242       2,422
                                                             --------    --------    --------    --------

 Operating expenses
   Research and development ..............................        346         410         704         741
   Sales and marketing ...................................        769       1,259       1,554       2,281
   General and administrative ............................        489         904       1,130       1,620
                                                             --------    --------    --------    --------
       Total operating expenses ..........................      1,604       2,573       3,388       4,642

 Income (Loss) from operations ...........................        312      (1,366)       (146)     (2,220)

   Interest expense ......................................       (259)       (294)       (527)       (586)
   Amortization of beneficial debt conversion ............       (329)       (163)       (492)       (503)
                                                             --------    --------    --------    --------
       Total interest expense ............................       (588)       (457)     (1,019)     (1,089)
   Debt conversion (expense) gain, net ...................       (279)         14        (287)         22
   Interest income and other .............................        (11)          7          (6)         29
   Gain on sale of assets ................................         40          --          40          --
                                                             --------    --------    --------    --------
   Loss from continuing operations before income taxes ...       (526)     (1,802)     (1,418)     (3,258)
   Income taxes ..........................................         --          --          --          --
                                                             --------    --------    --------    --------

    Loss from continuing operations ......................       (526)     (1,802)     (1,418)     (3,258)
     Income from discontinued operations .................          5          --          12          --
                                                             --------    --------    --------    --------
 Net loss ................................................   $   (521    $ (1,802)   $ (1,406)   $ (3,258)
 Series A and B preferred stock dividends ................        (26)        (26)        (51)        (55)
 Imputed preferred stock dividends .......................        (55)         --         (55)         --
                                                             --------    --------    --------    --------
 Loss available to common shareholders ...................   $   (602)   $ (1,828)   $ (1,512)   $ (3,313)
                                                             ========    ========    ========    ========
 Loss per common share, basic and diluted
   From continuing operations ............................   $  (0.02)   $  (0.08)   $  (0.06)   $  (0.15)
   From discontinued operations ..........................         --          --          --          --
                                                             --------    --------    --------    --------
   Net loss per common share .............................   $  (0.02)   $  (0.08)   $  (0.06)   $  (0.15)
                                                             ========    ========    ========    ========

Number of shares used in calculation of loss per share,
    basic and diluted ....................................     25,855      24,132      25,000      22,214
                                                             ========    ========    ========    ========

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iLinc Announces Second Quarter Results
Page 5
November 3, 2005

                           ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     SEPTEMBER 30,      MARCH 31,
                                                                         2005             2005
                                                                      ------------    ------------
                                                                       (UNAUDITED)      (AUDITED)
ASSETS
Current assets:
   Cash and cash equivalents ......................................   $        385    $        532
   Accounts receivable, net of allowance for doubtful accounts
       of $122 and $84, respectively ..............................          1,646           1,949
   Note receivable ................................................             18              25
   Prepaid and other current assets ...............................            163              69
                                                                      ------------    ------------
     Total current assets .........................................          2,212           2,575

Property and equipment, net .......................................            780           1,221
Goodwill ..........................................................         11,144          10,797
Intangible assets, net ............................................          2,122           2,504
Other assets ......................................................             14              18
Assets of discontinued operations .................................             --             114
                                                                      ------------    ------------
     Total assets .................................................   $     16,272    $     17,229
                                                                      ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt ..............................   $        734    $        885
   Accounts payable trade .........................................          1,338           1,771
   Accrued liabilities ............................................          2,692           2,960
   Current portion of capital lease liabilities ...................            163             196
   Deferred revenue ...............................................            965           1,014
                                                                      ------------    ------------
     Total current liabilities ....................................          5,892           6,826

Long term debt, less current maturities, net of discount of
    $1,714 and $2,120, respectively ...............................          6,354           6,702
Capital lease liabilities, less current maturities ................             --              31
                                                                      ------------    ------------
     Total liabilities ............................................         12,246          13,559
                                                                      ------------    ------------

SHAREHOLDERS' EQUITY:
 Preferred stock, $.001 par value 10,000,000 shares authorized,
   Series A 127,500 shares issued and outstanding, liquidation preference of $1,275,000; and Series B, 70,000 shares issued
   and outstanding, liquidation preference of $700,000 ............             --              --
Common stock, $.001 par value 100,000,000 shares authorized,
   28,451,580 and 25,577,287 issued, respectively .................             28              26
   Additional paid-in capital .....................................         44,041          42,175
   Accumulated deficit ............................................        (38,635)        (37,123)
   Less:  1,432,412 treasury shares at cost .......................         (1,408)         (1,408)
                                                                      ------------    ------------
     Total shareholders' equity ...................................          4,026           3,670
                                                                      ------------    ------------
     Total liabilities and shareholders' equity ...................   $     16,272    $     17,229
                                                                      ============    ============


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